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                                                                    EXHIBIT 10.1


                          CONSULTING SERVICES AGREEMENT


        This Agreement is entered into effective May 15, 2001 ("Effective Date"), between Genetronics International, Inc. ("Genetronics"), a California corporation located at 11199 Sorrento Valley Road, San Diego, CA 92121 and Martin Nash, having an address at 2739 Inverness, La Jolla, CA 92037 ("Consultant").

                                  I. BACKGROUND

1.1 Genetronics desires that Consultant provide consulting services to Genetronics for the purpose of advising Genetronics management and scientific staff on matters concerning various business matters arising while Consultant was President and CEO or Genetronics ("Field").

1.2 Consultant has agreed to provide services in the Field, pursuant to the terms and conditions that follow.

                             II. CONSULTING SERVICES

2.1 Consultant agrees to perform consulting services, as set forth in this
Section II, beginning as of the Effective Date and until November 15, 2001.

2.2 Consultant agrees to be available on a basis, to be mutually agreed upon, to advise Genetronics management, scientists and/or other Genetronics consultants in the Field, and to attend meetings on mutually agreeable dates and at mutually agreeable times and locations as requested by Genetronics ("Services"). Services shall include, but not be limited to, telephone time; on-site advising at Genetronics, or elsewhere; review of written documents; and/or preparation of written documents.



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                                III. COMPENSATION

3.1 The consideration for Services is the Separation and Release Agreement entered into between the parties dated July 17, 2001.

                 IV. NO CONFLICT OF INTEREST AND NO COMPETITION

4.1 Consultant acknowledges that no prior or existing relationships exist which would prevent Consultant from entering into and fulfilling all obligations under this Agreement.

4.2 Consultant shall not disclose to Genetronics any information, suggestion, product, product development, or process with respect to which Consultant is under any actual or implied duty to any third party to keep secret or to advise, suggest, or develop such information, and nothing in this Agreement shall impose an obligation on Consultant to act contrary to any such actual or implied duty to others. Genetronics shall be free to use all information that is disclosed by Consultant to Genetronics without any further obligation to Consultant.

4.3 Genetronics wishes to avoid any possibility of conflict arising in the future. Therefore, if any specific issue or project brought to the attention of Consultant by Genetronics poses a potential conflict of interest, Consultant will immediately advise Genetronics and Genetronics shall not request Services on that specific issue or project.

4.4 No Competition

        a. Consultant acknowledges that development of, and maintaining proprietary rights in, instruments, hardware, applicators and other equipment related to electroporation-mediated delivery of compositions, such as drugs and genes ("Genetronics Equipment") is a primary focus of Genetronics' current business and future goals. Consultant also acknowledges that research and development of electrically-assisted delivery of compositions to experimental animals and human subjects, for a variety of biological and pathological fields ("Genetronics Research"), is another current and future objective of Genetronics.

        b. It would be detrimental to Genetronics' business if Consultant were to assist Genetronics' competitors in the areas of Genetronics Research or with instrumentation competitive with Genetronics Equipment.

        c. Consultant shall not use, promote, develop, or assist in the development of,



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instrumentation that is competitive with Genetronics Equipment. Further,
Consultant shall not contract or collaborate, or otherwise assist, a third party in the area of Genetronics Research. Consultant acknowledges and agrees with these restrictions.

4.5 Consultant warrants and represents that it is not aware that any relationship presently exists which is in conflict with the provisions of this
Section IV, and that it has disclosed to Genetronics any other consulting or business relationships that may possibly be related to this Agreement.

                           V. CONFIDENTIAL INFORMATION

5.1 Genetronics shall disclose confidential information to Consultant directly or indirectly, with or without notice of its confidential nature. Accordingly, Consultant agrees to hold all information disclosed to Consultant by Genetronics in confidence and neither disclose the same to others nor use the same for any purpose other than as provided herein without the written permission of Genetronics. Upon request, Consultant will return to Genetronics all written information supplied to Consultant by Genetronics, or generated by Consultant on behalf of Genetronics, including all copies thereof.

5.2 Consultant agrees that all technical information, including any reports, relating to Genetronics developed by Consultant in connection with Services under this Agreement, shall be the property of Genetronics and subject to the confidentiality and nonuse provisions set forth herein.

5.3 The duty of confidentiality and nonuse shall not apply to any information disclosed to Consultant by Genetronics which, through no act or failure to act on the part of Consultant:

        a. is or becomes public information,

        b. Consultant has in his possession at the time of disclosure by Genetronics, other than by previous disclosure by Genetronics,

        c. is furnished to Consultant by a third party without restriction on disclosure, provided the third party is not related to this Agreement or to Services rendered,



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        d. is developed by or for Consultant outside the scope of this
Agreement, or

        e. Consultant has an obligation to disclose under law, including but not limited to those promulgated by the FDA, SEC and/or USPTO, provided Genetronics is given a reasonable opportunity to review the planned disclosure and discuss the need for such.

                                 VI. INVENTIONS

6.1 Any inventions, discoveries and improvements, patentable or unpatentable, that arise out of Services provided by Consultant under this Agreement and for which Consultant is an inventor or coinventor, as determined under U.S. patent law, ("Inventions") shall belong to Genetronics.

6.2 Consultant shall promptly and fully disclose all Inventions to Genetronics and cooperate with Genetronics or with its attorneys as may be reasonably required in order to obtain patent and copyright protection therefor, including the signing of any proper assignments, affidavits, applications and the like. Furthermore, Consultant agrees to assign or otherwise transfer any and all property rights, including all patent rights and all copyrights in materials related to Services, domestic and foreign, resulting therefrom to Genetronics.

6.3 Consultant represents and warrants that it has the right to agree to the terms of Sections 6.1 and 6.2 and is not bound by an obligation of assignment to a third party with respect to Inventions, as defined herein.

                              VII. OTHER PROVISIONS

7.1 In performing Services for Genetronics pursuant to this Agreement, Consultant shall be acting in the capacity of an independent contractor to Genetronics and not as an employee of Genetronics or any of its subsidiaries or affiliated companies. Accordingly, although Genetronics shall specify the general nature of the work to be performed and the goals to be met, the details of performing such work and meeting such goals shall be determined by Consultant. Consultant shall not be entitled to any benefits Genetronics offers its employees.

7.2 The term of this Agreement shall be one year from the Effective Date, unless terminated earlier pursuant to terms and conditions set forth in this Agreement or extended longer as may be mutually agreed by the parties in writing. Provisions of compensation, confidentiality, nonuse, and invention shall survive termination of the Agreement.



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7.3 Either party may terminate this Agreement for any reason upon at least 30 days prior written notice delivered to the other.

7.4 This Agreement cannot be assigned by Consultant.

7.5 Any amendment or modification to this Agreement shall be valid only if in writing and signed by both parties.

7.6 This Agreement will be governed by the laws of the State of California and, to the extent applicable, the laws of the United States of America, without regard to the place this Agreement is to be performed or where this Agreement was made. Any dispute arising under this Agreement that the parties cannot resolve by good faith negotiation and discussion shall be decided by binding arbitration, conducted according to rules and guidelines to which the parties shall jointly agree after good faith negotiation. In the event the parties cannot agree on such rules and guidelines within 30 days of beginning such negotiation, the parties hereby agree that the rules and guidelines of the American Arbitration Association shall apply to resolve the dispute.

        Agreement to the foregoing is indicated by the signatures below:

GENETRONICS, INC.                           CONSULTANT



By: Grant Denison                           By: /s/ Martin Nash
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                                            Social Security Number:


Date: July 17, 2001                         Date: July 10, 2001
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